                                                                   Exhibit 11.1


                              C2i Solutions, Inc.

                 Statement re: Computation of Per Share Losses

                                    Period from
                                     inception
                                   (September 17,
                                   1996) through                  Six Months
                                      December                   Ended June 30,
                                      31, 1996                        1997
                                  --------------                 -------------


Net loss                                 (44,338)                   (1,323,296)

Common stock                           1,050,000                     1,050,000

Shares related to SAB No. 83           1,824,255                     1,824,255
                                       ---------                     ---------
Shares used in computing pro
  forma net loss per share             2,874,255                     2,874,255
                                       =========                     =========

Pro forma net loss per share              $(0.02)                       $(0.46)
                                       =========                     =========
